SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

PIONEER DRILLING COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PIONEER DRILLING COMPANY

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

June 25, 2007

Dear Shareholder:

On behalf of the board of directors, we invite you to attend the 2007 Annual Meeting of Shareholders of Pioneer Drilling Company. We will hold the meeting at 10:00 a.m., Central time, on Friday, August 3, 2007, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas.

On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Pioneer Drilling Company’s operations during the fiscal year ended March 31, 2007 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in Pioneer Drilling Company.

Sincerely,

C. Robert Bunch	Wm. Stacy Locke
Chairman	President and Chief Executive Officer

PIONEER DRILLING COMPANY

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, August 3, 2007

To the Shareholders of Pioneer Drilling Company:

The 2007 Annual Meeting of Shareholders of Pioneer Drilling Company will be held on Friday, August 3, 2007, at 10:00 a.m., Central time, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas. At the meeting, we will ask you to consider and take action on the following:

(1)	the election of one Class III director as a member of the board of directors of Pioneer Drilling Company, to serve until his successor has been duly elected and qualified (Proposal 1);

(2)	the approval of the Pioneer Drilling Company 2007 Incentive Plan (Proposal 2);

(3)	the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2008 (Proposal 3); and

(4)	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

We are sending this notice and the attached proxy statement to our shareholders on or about June 25, 2007. Our board of directors has set the close of business on June 8, 2007 as the record date for determining shareholders entitled to receive notice of and vote at the annual meeting. A list of all shareholders entitled to vote is available for inspection during normal business hours at our principal executive offices at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. This list will also be available at the meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to assure a quorum, please vote, sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting.

By Order of the Board of Directors,

William D. Hibbetts
Senior Vice President, Chief Financial Officer
and Secretary

San Antonio, Texas

June 25, 2007

PIONEER DRILLING COMPANY

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

Q:	What am I being asked to vote on?

A:	We are asking you to vote on the following:

•

the election of one Class III director as a member of the board of directors of Pioneer Drilling Company to serve until our 2010 Annual Meeting of Shareholders and until his successor has been duly elected and qualified;

•	the approval of the Pioneer Drilling Company 2007 Incentive Plan;

•	the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2008; and

•	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Q:	Who may vote?

A:	All shareholders of record as of the close of business on June 8, 2007, the record date, are entitled to vote. Shareholders are entitled to one vote per share of common stock held. As of June 8, 2007, there were 49,650,978 shares of our common stock outstanding.

Q:	Who may attend the meeting?

A:	All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:	How do I vote?

A:	You may vote in two ways:

•	you may come to the annual meeting and cast your vote in person; or

•	you may vote by completing, signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.

Q:	Who is soliciting my proxy?

A:	Pioneer Drilling Company is soliciting your proxy on behalf of its board of directors.

Q:	When did Pioneer Drilling Company first distribute this proxy statement and the accompanying form of proxy to its shareholders?

A:	We first distributed this proxy statement and the accompanying form of proxy to our shareholders on or about June 25, 2007.

Q:	What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:	If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of the nominee as Class III director (Proposal 1), FOR approval of the Pioneer Drilling Company 2007 Incentive Plan (Proposal 2) and FOR ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2008 (Proposal 3). We are unaware of any other matters that may come before the annual meeting. If they do, the proxy holders will vote the proxies in their best judgment.

Q:	What if I vote by proxy and then change my mind?

A:	You can revoke your proxy at any time before the annual meeting by:

•	providing written notice of your revocation of your proxy to our Corporate Secretary at our principal executive offices at the mailing address in the answer to the last question on this page;

•	delivering a properly executed proxy dated after the date of the proxy you want to revoke; or

•	attending the annual meeting and casting your vote in person.

Q:	What constitutes a quorum?

A:	The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting constitutes a quorum. We need a quorum of shareholders to hold a valid annual meeting. If you properly sign and return your proxy card, you will be considered part of the quorum.

We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to vote on such other matters. If a quorum is not present, a majority in interest of those present or represented at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is present or represented.

Q:	What vote is required for the passage of each of the proposals up for consideration at the annual meeting?

A:	Directors are elected by a plurality of the votes. Abstentions and broker non-votes will have no effect on the vote for the Class III director. Approval of the Pioneer Drilling Company 2007 Incentive Plan and ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2008 requires the affirmative vote of a majority of the votes entitled to be cast by the shareholders that vote for or against or expressly abstain from voting. An abstention will have the effect of a vote against the approval of the Pioneer Drilling Company 2007 Incentive Plan and against the ratification of the appointment of KPMG LLP as our independent auditors. A broker non-vote will not have any effect on either of those proposals.

Q:	Who will count the votes?

A:	Representatives of Registrar & Transfer Co., the transfer agent for our common stock, will tabulate the votes.

Q:	What shares are included on the proxy card?

A:	The shares listed on your card represent all the shares of our common stock held in your name (as distinguished from shares held by a broker in “street” name). You will receive a separate card from your broker if your broker holds shares for you in “street” name.

Q:	What does it mean if I receive more than one proxy card?

A:	It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:	What is Pioneer Drilling Company’s mailing address?

A:	Our mailing address is Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of June 8, 2007 by (1) each of our directors, (2) our chief executive officer and each of our other executive officers named in the summary compensation table in this proxy statement and (3) all our directors and executive officers as a group. As of June 8, 2007, we were not aware of any person beneficially owning more than 5% of the outstanding shares of our common stock, other than those listed below. All persons listed in the table below have sole voting and investment power with respect to their shares unless otherwise indicated. As of June 8, 2007, there were 49,650,978 shares of common stock outstanding. In accordance with the rules of the SEC, the amounts shown for the number of shares and percentage of ownership for each person listed reflect as outstanding any shares that may be acquired pursuant to options exercisable within 60 days, unless otherwise indicated. For all executive officers and directors, as a group, the table treats as outstanding any shares that may be acquired pursuant to options held by members of the group and exercisable within 60 days, unless otherwise indicated.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number		Percent of Class
The Vanguard Group, Inc.	2,664,639	(1)	5.37%
Barclays Global Investors NA (CA)	2,621,938	(1)	5.28%
Wm. Stacy Locke	233,574	(2)	*
William D. Hibbetts	251,613	(3)	*
James M. Tidwell	25,000	(4)	*
C. John Thompson	25,000	(4)	*
Dean A. Burkhardt	25,000	(4)	*
C. Robert Bunch	25,000	(4)	*
Michael F. Harness	35,000	(5)	*
Franklin C. West	440,000	(6)	*
Donald G. Lacombe	92,333	(7)	*
All executive officers and directors as a group (9 persons)	1,152,520	(8)	2.28%

*	Less than 1%
(1)	Based on filings with the SEC made on Schedule 13F as of March 31, 2007.
(2)	Includes options to purchase 172,667 shares of common stock.
(3)	Includes options to purchase 76,667 shares of common stock.
(4)	Includes options to purchase 25,000 shares of common stock.
(5)	Includes options to purchase 35,000 shares of common stock.
(6)	Includes options to purchase 440,000 shares of common stock.
(7)	Includes options to purchase 92,333 shares of common stock.
(8)	Includes options to purchase 916,667 shares of common stock.

PROPOSAL 1

ELECTION OF DIRECTOR

Our board of directors currently consists of six directors. Our board of directors is divided into three separate classes (Class I, Class II and Class III) with staggered terms. The current term of office for our single Class III director will expire at the annual meeting.

Our board has nominated Mr. Bunch who currently serves as one of our directors, as the nominee for current election at the annual meeting as a Class III director. Mr. Bunch has served as one of our directors since May 2004 and as our Chairman of our board since January 2007.

Assuming the presence of a quorum, the election of any director requires the favorable vote of the holders of a plurality of the shares present and voting, in person or by proxy, at the annual meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, and unless you withhold authority to vote for the nominee, the persons named as proxies will vote FOR the election of the nominee listed below. We do not expect that the nominee will refuse or be unable to act as a director. If, however, the nominee becomes unable or unwilling to serve as a director, the persons named as proxies intend to vote the proxy shares for the election of any other person the board of directors may designate.

Nominee

Nominee Class III Director for Election for Term Expiring at the 2010 Annual Meeting	Age	Position Held
C. Robert Bunch	52	Chairman

C. Robert Bunch has served as one of our directors since May 2004 and as our Chairman of the board since January 2007. Mr. Bunch is currently the Chairman and Chief Executive Officer of Global Tubing LLC, a private company organized to manufacture and sell coiled tubing products for various energy applications. Mr. Bunch served as Chairman and Chief Executive Officer of Maverick Tube Corporation, a leading provider of oil country tubular goods (“OCTG”) and other tubular products, from October 2004 to October 2006. He was an independent oil service consultant and investor from June 2003 to October 2004. From November 1999 to May 2003, Mr. Bunch held various executive positions with Input / Output, Inc., a leading provider of geophysical equipment and services, including President and Chief Operating Officer from January 2003 until May 2003. Prior to November 1999, Mr. Bunch served in executive and financial capacities with various large and small oil services companies, as well as practicing law and public accounting. In addition to Pioneer Drilling Company, Mr. Bunch is a director of Olin Corporation (NYSE: OLN), Sub-One Technology, Inc. and Z-Seis Corporation.

Our board of directors unanimously recommends a vote “FOR” the election of Mr. C. Robert Bunch as a Class III Director.

DIRECTORS WITH TERMS EXPIRING IN 2008

Class I Directors Whose Terms Expire at the 2008 Annual Meeting	Age	Position(s) Held
Michael F. Harness	53	Director
James M. Tidwell	60	Director
Dean A. Burkhardt	57	Director

Michael F. Harness has served as one of our directors since May 2004. Mr. Harness currently serves as President and CEO of Osyka Corporation, an independent oil and gas company which he founded, a position he has held since August 1989. He served as Manager of Engineering for the Exploration and Production Group of Texas Eastern Corporation from January 1984 to July 1989. Mr. Harness served in various engineering positions for Amoco Production Company from January 1977 to April 1982. Mr. Harness also serves on the Aeseda Advisory Council, the College of Earth and Mineral Sciences of Penn State University.

James M. Tidwell has served as one of our directors since March 2001. Mr. Tidwell currently serves as Executive Vice President and Chief Operating Officer of WEDGE Group Incorporated, a position he has held since February 2007. Mr. Tidwell continues to serve as the Chief Financial Officer of WEDGE Group Incorporated, a position he has held since January 2000. From June 1999 to January 2000, Mr. Tidwell served as President of Daniel Measurement and Control, a division of Emerson Electric Company. From August 1996 to June 1999, he was Executive Vice President and Chief Financial Officer of Daniel Industries, Inc., a leading supplier of specialized equipment and systems to oil, gas and process operators and plants to measure and control the flow of fluids. For more than five years prior to joining Daniel Industries, Inc., Mr. Tidwell served as Senior Vice President and Chief Financial Officer of Hydril Company, a provider of tubular connections and pressure control devices for oil and gas drilling and production. He is also a director of T-3 Energy Services, Inc.

Dean A. Burkhardt has served as one of our directors since October 26, 2001. Mr. Burkhardt has been an investor and consultant in the energy service industry during the last five years as well as a co-owner of Dubina Rose Ranch, Ltd., a ranch business engaged in horse breeding and coastal hay farming. Since 1997, Mr. Burkhardt has provided consulting services regarding oil and gas projects in Bolivia and Argentina to Frontera Resources Corporation, a developer and operator of oil and gas projects in emerging markets, consulting services regarding investments in fuel cells and workover services to WEDGE (1997-1998) and consulting services relating to the marketing of technical drilling engineering and quality management services to T. H. Hill & Associates, Inc., a drilling engineering and quality management services provider. Mr. Burkhardt co-founded Cheyenne Services, Inc. (1979), a provider of oilfield tubular make-up, tubular inspection and third-party quality assurance services, and Applied Petroleum Software, Inc. (1983), a provider of production engineering software. From 1981 to 1982, Mr. Burkhardt was President and CEO of Tescorp Energy Services, a provider of hydraulic workover services, rental tools and tubular services.

DIRECTORS WITH TERMS EXPIRING IN 2009

Class II Directors Whose Terms Expire at the 2009 Annual Meeting	Age	Position(s) Held
W. Stacy Locke	51	President, Chief Executive Officer and Director
C. John Thompson	54	Director

Wm. Stacy Locke has served as one of our directors since May 1995. He has been our President and Chief Executive Officer since December 2003 and was our President and Chief Financial Officer from August 2000 to December 2003. He previously served as our President and Chief Operating Officer from November 1998 to August 2000 and as our President and Chief Executive Officer from May 1995 to November 1998. Prior to joining Pioneer Drilling Company, Mr. Locke was Vice President–Investment Banking with Arneson, Kercheville, Ehrenberg & Associates, Inc. from January 1993 to April 1995. He was Vice President–Investment Banking with Chemical Banking Corporation’s Texas Commerce Bank from 1988 to 1992. He was Senior Geologist with Huffco Petroleum Corporation from 1982 to 1986. From 1979 to 1982, Mr. Locke worked for Tesoro Petroleum Corporation and Valero Energy as a geologist.

C. John Thompson has served as one of our directors since May 2001. Mr. Thompson currently serves as Chairman and Chief Executive Officer of Ventana Capital Advisors, Inc., a capital advisory company he founded in June 2004. Mr. Thompson served as a Vice President of Constellation Energy, a position he held from August 2003 to May 2004. Mr. Thompson was a consultant from December 2001 to August 2003. He was Vice President and Co-Manager of Enron Energy Capital Resources from February 2000 to December 2001. From September 1997 to February 2000, Mr. Thompson was a Principal in Sagestone Capital Partners, which provided investment banking services to the oil and gas industry and portfolio management services to various institutional investors. From December 1990 to May 1997, Mr. Thompson held various positions with Enron Energy Capital Resources and its predecessor companies. From 1977 until 1990, Mr. Thompson worked in the energy banking industry.

There are no family relations of first cousin or closer among our directors or executive officers by blood, marriage or adoption. The board has determined that all of our directors are independent directors, as defined by the rules of the American Stock Exchange, or AMEX, except that Mr. Locke is not independent because he is one of our employees.

INFORMATION CONCERNING MEETINGS

AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Meetings

Our board of directors held eight meetings and acted by written consent six times in fiscal 2007. It has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. During fiscal 2007, each member of the board attended all of the meetings of the board and any committee on which he served. In addition, the independent directors held one meeting of independent directors during fiscal 2007.

Audit Committee

Messrs. Bunch, Burkhardt, Thompson and Tidwell (Chairman) served on the audit committee during fiscal 2007. The audit committee met five times during fiscal 2007. The audit committee is governed by a charter that the board adopted on November 29, 2004. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Web site at www.pioneerdrlg.com.

Our common stock is listed on the AMEX. In that connection, we have agreed to comply with the listing standards of the AMEX, which require that we have at least three members of the audit committee, each of whom is independent. All four members of the audit committee are independent, as defined by the rules of the AMEX. In addition, the board has determined that at least two independent members of the audit committee, Mr. Bunch and Mr. Tidwell, are “audit committee financial experts.” Mr. Bunch’s and Mr. Tidwell’s experience is described in their biographies under the heading “Election of Directors.”

The audit committee’s role is one of financial oversight. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. The following functions are the key responsibilities of the audit committee in carrying out its oversight:

•	recommending the appointment of our independent auditors to the board of directors;

•

reviewing the scope of the independent auditors’ examination and, at the conclusion of that examination, reviewing the results of the audit, including any comments or recommendations of the independent auditors;

•	reviewing our financial policies and accounting systems and controls and our audited and interim unaudited financial statements;

•

preparing a report for inclusion in our proxy statement of its review of our audited financial statements, including a statement on whether it recommended that the board include those financial statements in our annual report on Form 10-K for that year;

•	approving and ratifying the duties and compensation of our independent auditors, both for audit and non-audit services; and

•	reviewing and assessing, on an annual basis, the adequacy of the audit committee’s charter and recommending revisions to the board.

The audit committee meets separately from the whole board with the independent auditors to provide an open avenue of communication. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors.

Compensation Committee

Messrs. Bunch (Chairman), Burkhardt, Harness, and Thompson served on the compensation committee during fiscal 2007. They met four times and acted by written consent one time during fiscal 2007. All members of the compensation committee are deemed independent by our board of directors. The compensation committee is governed by a charter that the board adopted on March 11, 2004. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Web site at www.pioneerdrlg.com. The compensation committee determines salaries for executive officers and incentive compensation for our senior employees and key employees. For additional information concerning the compensation committee, see “Compensation Discussion and Analysis” and “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee

Messrs. Bunch, Burkhardt, Harness (Chairman), Thompson and Tidwell served on the nominating and corporate governance committee during fiscal 2007. Mr. Thompson replaced Mr. Bunch on the nominating and corporate governance committee in October 2006. The nominating and corporate governance committee held four meetings during fiscal 2007. All of the members of the nominating and corporate governance committee are “independent directors,” as defined by the rules of the AMEX. The nominating and corporate governance committee is responsible for seeking, evaluating and recommending qualified individuals to become directors. The committee is also responsible for periodically reviewing and assessing the adequacy of our corporate governance policies and procedures and recommending proposed changes to the board. The nominating and corporate governance committee is governed by a charter that the board adopted on March 11, 2004. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Web site at www.pioneerdrlg.com.

Director Nominations

The nominating and corporate governance committee considers candidates for board membership suggested by its members and other board members, as well as by management and shareholders. The committee may also retain a third-party executive search firm to identify candidates from time to time. Shareholders wishing to suggest a qualified candidate should submit the recommendation in writing to the committee in care of our Corporate Secretary at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. As to each person whom a shareholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must include the following:

•	the name, age and business address of that person;

•	the principal occupation or employment of that person;

•	the class or series and number of shares of capital stock of Pioneer Drilling which that person owns beneficially or of record; and

•

all other information, if any, relating to that person which Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder would require Pioneer Drilling or that shareholder to disclose in a proxy statement or in any other filing in connection with solicitations of proxies for an election of directors.

The proposal must also be accompanied by a written consent of each person whom the shareholder proposes to nominate for election as a director to be named as such a nominee and to serve as a director if elected. As to that shareholder and the beneficial owner, if any, of capital stock of Pioneer Drilling on whose behalf the nomination is being made, the nomination notice must also include the following:

•	the name and address of that shareholder, as they appear in the stock records of Pioneer Drilling, and the name and address of that beneficial owner;

•	the class or series and the number of shares of capital stock of Pioneer Drilling which that shareholder and that beneficial owner each owns beneficially or of record;

•

a description of all arrangements and understandings between that shareholder or that beneficial owner and each proposed nominee of that shareholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that shareholder;

•	a representation by that shareholder that he intends to appear in person or by proxy at that meeting to nominate the person(s) named in the nomination notice;

•

a representation of whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Pioneer Drilling’s outstanding capital stock required to elect the nominee and/or (2) to otherwise solicit proxies from shareholders in support of such nomination; and

•

all other information, if any, relating to that shareholder and that beneficial owner which Section 14 of the Exchange Act of 1934 and the rules and regulations thereunder would require Pioneer Drilling or that shareholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors.

To be timely for consideration at our 2008 Annual Meeting of Shareholders, any such nomination must be submitted so that our Corporate Secretary receives the nomination at our principal executive offices, at the address set forth above, no earlier than February 5, 2008 and no later than the close of business on May 5, 2008.

Once a prospective candidate has been identified, the nominating and corporate governance committee makes the initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the committee determines that additional consideration is warranted, it may ask a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the committee. The committee then evaluates the prospective candidate by considering, in addition to the criteria set forth in our bylaws, each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in our shareholders’ and our best interests. Consideration is also given to members of the board having an appropriate mix of background and skills.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that satisfies the SEC’s definition of a “Code of Ethics” and applies to all employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct and Ethics is posted on our Web site at www.pioneerdrlg.com. We intend to disclose on our Web site any amendments to the Code of Conduct and Ethics and any waivers of the Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer.

Director Compensation

We pay to each of our non-employee directors fees for service on our board or committees of our board as follows:

Board Member Fees:
Chairman’s annual retainer (1)	$57,000
Member’s annual retainer	$30,000
Each meeting attended in person	$1,500
Each meeting attended by telephone	$1,000

Audit Committee Fees:
Chairman’s annual retainer	$10,000
Member’s annual retainer	$5,000
Each meeting attended in person	$1,250
Each meeting attended by telephone	$1,000

Compensation Committee Fees
Chairman’s annual retainer	$5,000
Member’s annual retainer	$1,750
Each meeting attended in person	$1,250
Each meeting attended by telephone	$1,000

Nominating and Corporate Governance Committee Fees:
Chairman’s annual retainer	$5,000
Member’s annual retainer	$1,750
Each meeting attended in person	$1,250
Each meeting attended by telephone	$1,000

(1) Quarterly retainer fees of $11,250 were paid to the Chairman of the board of directors between April 1, 2006 and December 31, 2006, based on a $45,000 annual retainer fee. Effective January 1, 2007, quarterly retainer fees paid to the Chairman of the board of directors increased to $14,250, based on a $57,000 annual retainer fee.

We also grant non-employee directors options to purchase 10,000 shares of common stock upon initially becoming a director and 10,000 shares of common stock in each subsequent year pursuant to our 2003 Stock Plan. On May 24, 2007, Mr. Bunch received a special grant of nonqualified options to purchase 50,000 shares of our common stock at $14.60 per share, which will vest in one-third increments on each of the first, second and third anniversaries of the grant date. This special grant was made in recognition of Mr. Bunch providing us with various advisory services beyond the normal duties as Chairman of our board of directors. We reimburse all directors for out-of-pocket expenses they incur in connection with attending board and board committee meetings or otherwise in their capacity as directors.

We expect each director to make every effort to attend each board meeting, each meeting of any committee on which he sits and the annual meeting of shareholders. Attendance in person at board and committee meetings is preferred but not required, and attendance by teleconference is permitted if necessary. All of our directors attended last year’s annual meeting.

The following table summarizes the compensation we paid each of our non-employee directors in fiscal 2007:

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
C. Robert Bunch (2)	$73,624	$43,468	$117,092

Dean A. Burkhardt (3)	$68,122	$43,468	$111,590

Michael F. Harness (4)	$56,872	$43,468	$100,340

Michael E. Little (5)	$53,500	$43,468	$96,968

James M. Tidwell (6)	$65,248	$43,468	$108,716

C. John Thompson (7)	$61,622	$43,468	$105,090

(1)	The amounts included in the “Option Awards” column represent the compensation cost recognized by us in the fiscal year ended March 31, 2007 related to stock option awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123(Revised), Share-Based Payment (“SFAS 123R”). For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended March 31, 2007.
(2)	Mr. Bunch was granted options to purchase 10,000 shares of our common stock in the fiscal year ended March 31, 2007, with a grant date fair value, computed in accordance with SFAS 123R, of $43,468. As of March 31, 2007, Mr. Bunch had outstanding options to acquire 15,000 shares of our common stock, all of which were exercisable.
(3)	Mr. Burkhardt was granted options to purchase 10,000 shares of our common stock in the fiscal year ended March 31, 2007, with a grant date fair value, computed in accordance with SFAS 123R, of $43,468 . As of March 31, 2007, Mr. Burkhardt had outstanding options to acquire 15,000 shares of our common stock, all of which were exercisable.
(4)	Mr. Harness was granted options to purchase 10,000 shares of our common stock in the fiscal year ended March 31, 2007, with a grant date fair value, computed in accordance with SFAS 123R, of $43,468. As of March 31, 2007, Mr. Harness had outstanding options to acquire 25,000 shares of our common stock, all of which were exercisable.
(5)	Mr. Little served on our board of directors in fiscal year 2007 until his death on January 13, 2007. Mr. Little was granted options to purchase 10,000 shares of our common stock in the fiscal year ended March 31, 2007, with a grant date fair value, computed in accordance with SFAS 123R, of $43,468. As of March 31, 2007, Mr. Little’s estate had outstanding options to acquire 98,334 shares of our common stock, all of which were exercisable.
(6)	Mr. Tidwell was granted options to purchase 10,000 shares of our common stock in the fiscal year ended March 31, 2007, with a grant date fair value, computed in accordance with SFAS 123R, of $43,468. As of March 31, 2007, Mr. Tidwell had outstanding options to acquire 15,000 shares of our common stock, all of which were exercisable.
(7)	Mr. Thompson was granted options to purchase 10,000 shares of our common stock in the fiscal year ended March 31, 2007, with a grant date fair value, computed in accordance with SFAS 123R, of $43,468. As of March 31, 2007, Mr. Thompson had outstanding options to acquire 15,000 shares of our common stock, all of which were exercisable.

EXECUTIVE OFFICERS

The following table provides information about our current executive officers (ages are as of July 1, 2007):

Name	Age	Position(s) Held
Wm. Stacy Locke	51	President, Chief Executive Officer and Director

Franklin C. West	67	Executive Vice President and Chief Operating Officer

William D. Hibbetts	58	Senior Vice President, Chief Financial Officer and Secretary

Donald G. Lacombe	53	Senior Vice President – Marketing

For a description of the business background of Mr. Locke, see “Election of Directors” above.

Franklin C. West has served as our Executive Vice President and Chief Operating Officer since January 2002. Prior to joining Pioneer Drilling Company, he was Vice President for Flournoy Drilling Company from 1967 until it was acquired by Grey Wolf, Inc. in 1997, and he continued in the same capacity for Grey Wolf, Inc., an on-shore oil and gas drilling contractor, until December 2001. Mr. West has over 40 years of experience in the drilling industry.

William D. Hibbetts has served as our Senior Vice President, Chief Financial Officer and Secretary since December 2003, and he served as one of our directors from June 1984 to May 2004. He previously served as our Senior Vice President, Chief Accounting Officer and Secretary from May 2002 to December 2003 and served as our Vice President, Chief Accounting Officer and Secretary from December 2000 to May 2002. Mr. Hibbetts served as the Chief Financial Officer of International Cancer Screening Laboratories from March 2000 to December 2000. He worked as a consultant from June 1999 to March 2000. He served as the Chief Accounting Officer of Southwest Venture Management Company from July 1988 to May 1999. Mr. Hibbetts was the Treasurer/Controller of Gary Pools, Inc. from May 1986 to July 1988. He previously served as an officer of our company from January 1982 until May 1986. Before initially joining our company, Mr. Hibbetts served in various positions as an accountant with KPMG Peat Marwick LLP from June 1971 to December 1981, including as an audit manager from July 1978 to December 1981.

Donald G. Lacombe has served as our Senior Vice President – Marketing since May 2002, and he served as our Vice President – Marketing from August 2000 to May 2002. Prior to joining our company, he was Contracts and Sales Manager for Grey Wolf, Inc.’s South Texas Division and for Flournoy Drilling Company from April 1993 to August 2000. Mr. Lacombe was an engineer with Dresser Magcobar from 1978 to 1993. He was an assistant geologist for TransOcean Oil from 1972 to 1975. Mr. Lacombe is a past President of the South Texas Chapter of the American Petroleum Institute and Chairman of the South Texas Chapter of the International Association of Drilling Contractors.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The compensation committee of our board of directors (the “Compensation Committee”) administers our executive compensation program. Our board of directors delegates to the Compensation Committee the board’s responsibility for establishing appropriate compensation for executive officers. The duties of the Compensation Committee include:

•	reviewing and approving the design of executive compensation programs;

•	reviewing and approving all compensation and other agreements with executive officers;

•	reviewing and approving corporate goals and objectives relevant to compensation;

•	evaluating the performance of executive officers; and

•	assessing the effectiveness of the compensation programs.

The Compensation Committee periodically reviews its own performance so that it might find ways to adapt to changes impacting compensation decisions and decision-making processes. The Compensation Committee also annually reviews the effectiveness of our compensation programs in obtaining desired results.

Compensation Philosophy

The Compensation Committee designs executive compensation programs to:

•	provide an executive compensation structure that is competitive with compensation available in the relevant market;

•	attract, motivate and retain management personnel necessary to our success;

•	reward senior and key employees for building long-term shareholder value; and

•	encourage attainment of strategic business objectives with pay for performance.

The Compensation Committee reviews each element of compensation annually. Variable compensation (annual incentives and stock options) supports our pay at risk philosophy and keeps fixed compensation costs lower for periods when our industry faces a down turn. Variable compensation represents between approximately 50% and 75% of total direct compensation to our executive officers. The value of stock option awards represents approximately two to four times that of annual incentives for the executive officers. As a result, while we seek to incentivize attaining strong annual performance results, we emphasize increasing long-term shareholder value.

Elements of Compensation

Base Salary

We pay our officers, including the officers named in the Summary Compensation Table included in this proxy statement (who we refer to as the “named officers”) base salaries that are at levels the Compensation Committee believes are necessary to attract and retain talented officers. Typically the Compensation Committee determines in May of each year the amount of each officer’s annual salary increase, if any. Annual increases are not guaranteed, and adjustments take into account the individual’s performance, responsibilities, experience and internal pay equity, as well as external market practices that are discussed under “Benchmarking” below. Because other elements of compensation are typically expressed as a percentage of base salary, maintaining a competitive base salary for each officer becomes a high priority in the current oilfield services industry employment market. The Compensation Committee assesses performance for base salary purposes using a qualitative, rather than quantitative, performance assessment. The Compensation Committee does not use a specific performance formula or a weighting of factors in determining base salary levels. However, the Compensation Committee considers management achievements, operating performance, execution of our business strategy, earnings and progress in implementing business development efforts. In considering these factors, the Compensation Committee generally relies on the Chief Executive Officer’s evaluation of each officer’s performance (other than his own). In the case of a promotion, the Compensation Committee carefully considers new responsibilities, external market practices and internal pay equity in addition to past performance and experience.

The Compensation Committee established base salaries for the named officers for the year ending March 31, 2007 based on the factors discussed above and in the context of a tight oilfield services labor market due to expanding exploration and production of oil and natural gas, and our operating results for the last three years including record revenues, gross profit and net income. Prior to adjustments to base salaries, the individual base salaries for the named officers ranged between the 37th and 48th percentile of the survey data described below under “Benchmarking.” On the basis of its review in May 2006, the Compensation Committee increased base salaries of the named officers on average 15.8% for fiscal year 2007, retroactive to April 1, 2006. After these salary increases, base salaries of the named officers ranged between the 44th and 59th percentile of the survey data. The following table sets forth, for each of the named officers, base salaries for the previous fiscal year and for the 2007 fiscal year.

Name and Position	Base Salary Fiscal Year 2006	Base Salary Fiscal Year 2007
Wm. Stacy Locke,
Director, President and Chief
Executive Officer	$340,000	$408,000

Franklin C. West,
Executive Vice President and
Chief Operating Officer	$285,000	$350,000

William D. Hibbetts,
Senior Vice President, Chief
Financial Officer and Secretary	$180,000	$210,000

Donald G. Lacombe,
Senior Vice President—
Marketing	$160,000	$185,000

J. Blaine David,
Vice President Operations	$175,000	$185,000

Willie W. Walker,
Vice President Operations	$175,000	$185,000

Annual Incentive Compensation

During fiscal year 2006, the Compensation Committee implemented an annual formula-based, cash-incentive plan. The plan rewards officers for performance in each year. The named officers can receive up to 30% of their total direct compensation in the form of annual incentives.

Under the cash-incentive plan, we base cash awards for each named officer on performance relative to annual targets, which are approved by the Compensation Committee. Under the plan, the performance measures may vary among participants and can change from year to year. For fiscal year 2007, our annual performance targets included earnings per share, earnings before income tax, depreciation and amortization expense “EBITDA”, EBITDA return on capital employed, safety record, division gross margin per day and division supplies, repairs and maintenance (SRM) per day. The Compensation Committee also established individual performance objectives for each named officer that are specific to their job duties and responsibilities. For instance, the fiscal year 2007 individual performance objectives for our Chief Executive Officer were:

•	develop a five-year strategic plan, that included evaluating specific types of growth opportunities;

•	develop and implement a succession plan for key officers;

•	improve procedures for communications to members of the board of directors;

•	emphasize safety performance at certain operations meetings; and

•	improve the capital budgeting process and ensure actual capital expenditures do not exceed budgeted capital expenditures for fiscal year 2007.

For each performance measure, a “target” level is established annually, typically in May. The “threshold” and “above expectation” levels are functions of the target level. The Compensation Committee strives to set performance goals that are both measurable and achievable while providing effective incentive to contribute to our growth. Factors taken into account include the individual’s responsibilities, experience, and internal pay equity, as well as external market practices that are discussed under “Benchmarking” below.

The size of a named officer’s award opportunity varies according to his eligibility level, which is determined by the Compensation Committee, and whether he meets the “threshold,” “target” or “above expectation” level for each performance measure and whether he meets his individual performance objectives. For fiscal year 2007, the cash incentive award levels for the named officers, expressed as a percentage of base salary, were as follows:

Name	Threshold	Target	Above Expectation
Wm. Stacy Locke	18%	60%	120%
Franklin C. West	15%	50%	100%
William D. Hibbetts	12%	40%	80%
Donald G. Lacombe	12%	40%	80%
J. Blaine David	10.5%	35%	70%
Willie W. Walker	10.5%	35%	70%

Target performance for the performance measures generally derives from our board-approved budget. Typically the Compensation Committee determines in May of each year the level of each executive’s target incentive for the current fiscal year.

For fiscal year 2007, the threshold performance equals 75% of targeted performance and above expectation performance amounts to 130% of targeted performance. Cash-incentive payments are prorated if performance measure results fall between threshold and target or between target and above expectation. The Compensation Committee approved the targeted performance measures in May 2006 after reviewing the appropriateness of the performance measures used in the past and determining anticipated difficulties in achieving specific performance targets. The Compensation Committee also approved individual performance objectives for Messrs. Locke, West, Hibbetts and Lacombe in August 2006. Messrs. Locke and West approved the personal objectives for Messrs. David and Walker. From 26% to 38% of each named officer’s total cash compensation depends upon our meeting or exceeding the targeted financial performance levels and personal objectives.

The weighting of the various performance measures and individual performance objectives for the named officers for fiscal year 2007 was as follows:

Name	Earnings per share	EBITDA	EBITDA Return on Capital Employed	Safety (Recordable Incident Rate)	Individual Performance Objectives
Wm. Stacy Locke	20%	10%	10%	30%	30%
Franklin C. West	20%	15%	15%	30%	20%
William D. Hibbetts	20%	20%	20%	20%	20%
Donald G. Lacombe	20%	20%	20%	20%	20%
J. Blaine David	20%	15%	15%	30%	20%
Willie W. Walker	20%	15%	15%	30%	20%

In May 2007, the Compensation Committee evaluated our fiscal year 2007 performance results under the cash-incentive plan and determined the total awards to be paid to each named officer. Our fiscal year 2007 earnings per share was $1.68, which exceed the target by 12%. Our fiscal year 2007 EBITDA was $179,890,000, which exceeded the target by 9.2%. Our fiscal year 2007 return on capital employed based on EBITDA was 46.8%, which exceeded the target by 7.6%. The actual performance under the fiscal year 2007 safety measure was below target, but exceeded the threshold level. The Compensation Committee exercised some discretion in the determination of the performance measures for safety, because the method of calculating the recordable incident rate changed during fiscal year 2007. For each of the individual performance objectives, the Compensation Committee evaluated the achievement or progress toward the objectives in the case of each named officer in light of the officer’s position and duties, and determined with respect to each named officer, in the Compensation Committee’s discretion, a performance rating from 0.0 to 3.0, which is the basis for the percentage of target award paid out under the individual performance objective component.

Cash-incentive awards for the named officers for fiscal year 2007 were based on the cash-incentive targets for fiscal year 2007 described above. These actual cash incentives amounts ranged from 39% to 68% of each named officer’s base salary. The percentages of base salary that were paid to the named officers were as follows for fiscal year 2007:

Name	Earnings per share	EBITDA	EBITDA Return on Capital Employed	Safety (Recordable Incident Rate)	Individual Performance Objectives	Total
Wm. Stacy Locke	16.8%	7.8%	7.5%	9.3%	27.0%	68.4%
Franklin C. West	14.0%	9.8%	9.4%	7.7%	14.0%	54.9%
William D. Hibbetts	11.2%	10.5%	10.0%	4.1%	4.1%	39.9%
Donald G. Lacombe	11.2%	10.5%	10.0%	4.1%	8.0%	43.8%
J. Blaine David	9.8%	6.9%	6.6%	5.4%	10.5%	39.2%
Willie W. Walker	9.8%	6.9%	6.6%	5.4%	10.5%	39.2%

Individual fiscal year 2007 base salaries plus target annual incentive compensation for the named officers ranged between the 41st and 61st percentile of the survey data discussed under “Benchmarking” below, prior to the April 1, 2006 salary increases. After the April 1, 2006 salary increases took effect, individual fiscal year 2007 base salaries plus target annual incentive compensation for the named officers ranged between the 41st and 68th percentile of the survey data.

The amounts paid to each named officer are reflected in the Summary Compensation Table under the “Non-Equity Incentive Compensation” column.

Equity Incentive Compensation

Our 2003 Stock Plan provides for stock option awards, which the Compensation Committee periodically grants to the named officers. The Compensation Committee believes this equity-based element of compensation provides incentive to management to seek to maximize long-term shareholder value. For fiscal year 2007, the Compensation Committee adopted guidelines for granting of annual stock option awards. Each eligible employee receives awards at the Compensation Committee’s discretion based on the following considerations; the employee’s base salary, a multiple of base salary depending on the position, the fair value of the stock, company performance and individual performance. The Compensation Committee determines the multiple of base salary each year depending on our company’s performance and survey data referred to below under “Benchmarking.” The Compensation Committee reviews prior awards to compare the multiple of base salary from the prior award to the current award. Each May, the Compensation Committee meets to make award determinations, if any, for each officer. Stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant. The Compensation Committee does not make awards in connection with the release or withholding of material non-public information.

For fiscal year 2007, the Compensation Committee allocated from 33% to 51% of each named officer’s total direct compensation to stock options. See the Grants of Plan-Based Awards Table for the individual awards. Mr. West received a large award in fiscal year 2005 intended to represent three years’ worth of grants. This grant is reflected in the Outstanding Equity Awards Table. In fiscal year 2007, stock options were awarded to approximately 38 employees, including the named officers, or about 2% of total employees. Individual fiscal year 2007 total direct compensation for the named officers ranged between the 24th and 67th percentile of the survey data referred to below under “Benchmarking,” prior to the April 1, 2006 salary increases. After the April 1, 2006 salary increases took effect and the fiscal year 2007 stock options were considered, individual fiscal year 2007 total direct compensation for the named officers ranged between the 40th and 73rd percentile of the survey data.

Additional Information

Health, Welfare and Retirement Benefits

In general, health, welfare and retirement benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with us. These benefits help us to be competitive in attracting and retaining employees. Benefits help to keep employees focused without major distractions related to paying for health care, adequate savings for retirement and similar issues.

We offer a standard range of health and welfare benefits to substantially all U.S. employees, including the named officers. These benefits include medical, prescription drug and dental coverage and life and accidental death and dismemberment insurance. Short-term disability coverage and optional long-term disability insurance benefits are available to all salaried employees.

We offer a defined contribution 401(k) plan to substantially all of our U.S. employees. The participants may contribute, on a pretax basis, any of their base salary and cash incentive compensation, up to a limit imposed under the Internal Revenue Code, which was $15,000 for calendar year 2006. We make matching contributions, up to a limit imposed under the Internal Revenue Code, with respect to these employee pretax contributions equal to 50% of the contributions made by a participating employee of the first 6% of the employee’s compensation. Employees become fully vested in employer contributions after five years of employment and are ratably vested prior to that time. Employees age 50 or over are entitled to make an additional pretax contribution of up to $5,000 per year. The Summary Compensation Table reflects our contributions to the 401(k) Plan for each named officer.

Perquisites

We provide few perquisites to a limited number of officers. Those perquisites primarily consist of car allowances and club memberships that our officers use in performing their responsibilities. The Summary Compensation Table shows the value of perquisites we provided to the named officers in fiscal year 2007 in the All Other Compensation column.

Benchmarking

The Compensation Committee determined that we would retain Stone Partners as compensation consultant to assist in the Compensation Committee’s compensation determinations. Stone Partners reports to, and acts at the direction of, the Compensation Committee. The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. These include published data from Watson Wyatt Top Management, Mercer-Energy, and Stone Partner’s Executive Oilfield Manufacturing and Services Industry compensation surveys. Watson Wyatt’s survey includes 2,567 US companies, 154 of which are in the Utilities and Energy industry. Mercer’s survey includes 184 companies in the energy industry. Both Watson Wyatt (national survey data) and Mercer-Energy (industry survey data) are nationally known, highly respected sources for data. Stone Partner’s survey (available to participants only and another industry survey) includes 57 oilfield manufacturing and service companies; 2006 was the 10th year of publication for this survey. In addition, the Compensation Committee reviews proxy statement data from a peer group of companies. Periodically, the Compensation Committee reviews the peer group companies to ensure its pertinence for comparison purposes. Currently, our industry peer group consists of the following companies:

Atwood Oceanics, Inc.

Grey Wolf, Inc.

Helix Energy Solutions Group

Helmerich & Payne, Inc.

Parker Drilling Company

Petroleum Development Corp.

TODCO

Unit Corp.

These companies were selected because of similarities we share, including a common industry (oilfield services) and similar levels of market capitalization, assets and revenue. In addition, the Compensation Committee reviews the total compensation packages of Patterson UTI Energy, Inc. and Nabors Industries Ltd. for reference purposes only.

For fiscal years 2007 and 2008, the Compensation Committee benchmarked the 25th, 50th and 75th percentiles for the data sources mentioned above to gain an understanding of competitive pay practices. The industry peer group, industry survey and national survey data are equally weighted, considered for each element of compensation, and collectively referred to as the “survey data” throughout this Compensation Discussion & Analysis. The Compensation Committee has selected the 50th percentile as a reference point with respect to base salary, total cash and total direct compensation. An officer’s base salary, for example, may be higher or lower than the reference point based on background, personal performance, skills and experience in the current role. Stone Partners also provides the Compensation Committee with advice on equity incentive compensation trends, including types and value of awards being used by other public companies.

Role of Executive Officers in Setting Compensation

As discussed above, the Chief Executive Officer provides input into the Compensation Committee’s meeting agendas, including background information regarding our strategic objectives, suggestions on annual performance targets and reports on his evaluations of the other officers. He makes compensation recommendations with respect to base salary merit increases, annual and long-term incentives that are then reviewed by the Compensation Committee. The Chief Financial Officer evaluates the financial implications of any Compensation Committee action.

The Compensation Committee meetings are attended by the Compensation Committee members and, as needed, by other directors, the Chief Executive Officer, the Chief Financial Officer, and outside advisors, including our compensation consultant. The Compensation Committee regularly meets in executive session without any members of management present.

Tax and Accounting Implications

The following briefly summarizes tax and accounting implications of each form of compensation we currently use to compensate our officers:

•	Salary is expensed when earned, and any salary to an officer that is in excess of $1 million would not be deductible. Salary is taxable to our officers at the time it is paid.

•	Annual cash incentives are expensed during the year when payout is probable. Annual cash incentives are taxable to our officers at the time they are paid.

•

Stock options are expensed over the shorter of the vesting period or the service period. Our shareholders approved our 2003 Stock Plan and therefore, awards are exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code. Non-qualified Stock options are taxable income to our officers at the times they exercise such options. For a discussion of the tax treatment of incentive stock options, see “Certain Federal Income Tax Consequences of Awards under the 2007 Incentive Plan” below.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to certain officers, except for qualified performance-based compensation. We had no nondeductible compensation expense for the fiscal year ended March 31, 2007. The Compensation Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our objectives.

Recoupment Policy

We have not adopted a policy on recoupment of performance-based compensation in the event of a restatement of our financial statements. In light of the numerous financial statement restatements impacting public companies in recent periods, the Compensation Committee has discussed a recoupment policy and expects to recommend a recoupment policy for adoption by our board of directors during the current fiscal year.

Severance Agreements

The Compensation Committee views change in control and non-change in control severance protection for officers as a necessary part of compensation to remain competitive in the market. A substantial majority of oilfield service companies provide such benefits. While the Compensation Committee recognizes there are variation in types, amounts, eligibility requirements and other terms and conditions among companies, the aggregate potential value remains competitive and does not significantly vary from programs at peer group companies.

The following is a brief description of the material terms and conditions of our executive severance plan (the “ESP”).

The Compensation Committee, in its sole discretion, designates the participants in the ESP. Typically, the Compensation Committee limits participation in the ESP to those employees who are considered to be senior management employees. The Compensation Committee, upon 12 months’ written notice, may also terminate an employee’s participation in the ESP. An individual participating immediately prior to a “change in control” of our company may not be removed from the ESP prior to the date two years following the change in control. Participants in the ESP will be designated by the Compensation Committee as either “Level A” or “Level B” participants. All of the named officers are currently designated as Level A participants, except for J. Blaine David and Willie W. Walker who are designated as Level B participants.

In the event of an “involuntary termination” of either a Level A or a Level B participant, an ESP participant must execute an acceptable waiver and release of claims to receive the severance compensation.

In the event of an involuntary termination not involving a change in control, a Level A participant would receive (1) a lump-sum cash payment equal to 100% of the participant’s annual base salary, (2) accelerated vesting of stock options held on the date of termination of employment, to the extent such stock options would have otherwise vested within 12 months following the involuntary termination and (3) continued life insurance and medical benefits coverage for one year. A Level B participant would receive (1) a lump-sum cash payment equal to 50% of the participant’s annual base salary, (2) accelerated vesting of stock options held on the date of termination of employment, to the extent such stock options would have otherwise vested within six months following the involuntary termination and (3) continued life insurance and medical benefits coverage for six months.

Unless limited as described below, upon an involuntary termination within two years following the effective date of a change in control, a Level A participant would receive (1) 300% of the sum of the participant’s annual base salary and maximum annual bonus, (2) immediate and full vesting of all stock options and (3) continued life and medical insurance coverage for 12 months. Unless limited as described below, upon an involuntary termination within two years following the effective date of a Change in Control, a Level B participant would receive (1) 150% of the sum of the participant’s annual base salary and maximum annual bonus, (2) immediate and full vesting of all stock options and (3) continued life and medical insurance coverage for six months.

An “involuntary termination” means the termination of the participant’s employment (1) for any reason other than cause, death or disability or (2) by the participant for good reason, which includes a material reduction in overall compensation, a material diminution in duties and responsibilities or a relocation of the participant’s principal place of employment by more than 50 miles.

Generally, a “change in control” event is considered to occur under the ESP when any one of the following happens:

•

the acquisition by any person or entity of beneficial ownership of 40% or more of the combined voting power of our common stock (other than under circumstances where the change in percentage ownership results from a reduction in the number of our shares resulting from our repurchase);

•

a majority of our board of directors no longer consists of individuals: (i) who were members of our board of directors at the time the ESP was adopted or (ii) whose appointment, election or nomination (other than in an actual or threatened election contest) was approved or recommended by a majority vote of the directors then still in office who either were directors on the date the ESP was adopted or whose appointment, election or nomination for election was previously so approved or recommended;

•

the consummation of a merger or consolidation unless, immediately following the merger or consolidation, (i) our voting securities immediately prior to the merger or consolidation represent more than 50% of the combined voting power of the outstanding voting securities of the resulting entity, or (ii) if the merger is to effect a recapitalization, no person beneficially owns, directly or indirectly, 40% or more of the combined voting power of the outstanding voting securities of the resulting entity; or

•

approval by our stockholders of a complete liquidation or dissolution, or an agreement is reached for the sale or other disposition of all or substantially all of our assets, other than to an entity which is owned at least 50% by our prior shareholders in substantially similar proportions to their ownership prior to the transaction.

The ESP may not be amended in a manner adverse to the rights of a participant without his consent. The ESP limits payments to three times the participant’s base amount less one dollar to avoid excise taxes to the participant under Section 4999 of the Internal Revenue Code and to avoid disallowance of our deduction under Section 280G of the Internal Revenue Code. If necessary, payments will be reduced. See the Potential Payments upon Termination or Change in Control tables for more information.

The ESP is designated to be exempt from or comply with Section 409A of the Internal Revenue Code, which imposes penalties on nonqualified deferred compensation arrangements which do not meet statutory requirements. Under final regulations recently issued under Section 409A, employers generally have until December 31, 2007 to amend plans to comply with Section 409A without the consent of covered employees.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the management of Pioneer Drilling Company, and, based on such review and discussions, the Compensation Committee recommended to the board of directors of Pioneer Drilling Company that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

C. Robert Bunch, Chairman
Dean A. Burkhardt
Mike Harness
C. John Thompson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation we paid, accrued or expensed for services performed during the fiscal year ended March 31, 2007 by all four of our executive officers, including our Chief Executive Officer and our Chief Financial Officer, and our next two most highly compensated officers (collectively, the “named officers”).

Name and Principal Position	Fiscal Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Wm. Stacy Locke
Director, President and
Chief Executive Officer	2007	$408,000	$631,476	$273,767	$20,432	$1,333,675

William D. Hibbetts
Senior Vice President, Chief
Financial Officer and Secretary	2007	$210,000	$248,458	$83,764	$19,016	$561,238

Franklin C. West
Executive Vice President and
Chief Operating Officer	2007	$350,000	$519,728	$192,208	$20,328	$1,082,264

Donald G. Lacombe
Senior Vice President of
Marketing	2007	$185,000	$213,874	$81,007	$25,979	$505,860

J. Blaine David
Vice President of
Operations (4)	2007	$185,000	$94,381	$72,412	$23,322	$375,115

Willie W. Walker
Vice President of
Operations (4)	2007	$185,000	$118,120	$72,412	$15,718	$391,250

(1)	The amounts included in the “Option Awards” column represent the compensation cost we recognized in the fiscal year ended March 31, 2007 related to option awards we granted in fiscal year 2007 and prior fiscal years, in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the year ended March 31, 2007. Please see the “Grants of Plan-Based Awards Table” for information regarding the option awards we granted in fiscal year 2007.
(2)	The amount shown for each named officer in the “Non-Equity Incentive Plan Compensation” column is attributable to an award earned under our cash-incentive plan in fiscal year 2007, but paid in fiscal year 2008.

(3)	The amounts shown in the “All Other Compensation” column are attributable to the following:

Name	Auto Allowance	401K Matching Contributions	Other	Total
Wm. Stacy Locke	$12,000	$6,638	$1,794	$20,432
William D. Hibbetts	$12,000	$6,638	$378	$19,016
Franklin C. West	$12,000	$6,638	$1,690	$20,328
Donald G. Lacombe	$12,000	$6,638	$7,341	$25,979
J. Blaine David	$12,000	$5,176	$6,146	$23,322
Willie W. Walker	$12,000	$3,385	$333	$15,718

(4)	J. Blaine David and Willie W. Walker are considered key employees, but not executive officers.

Grants of Plan-Based Awards

The following table summarizes information concerning the plan-based awards to the named officers during the fiscal year ended March 31, 2007:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Awards (1)			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (2)
Name		Threshold	Target	Maximum
Wm. Stacy Locke	5/26/2006	$73,440	$244,800	$489,600	—	—	—
	6/5/2006	—	—	—	120,000	$14.54	$717,216

William D. Hibbetts	5/26/2006	$25,200	$84,000	$168,000	—	—	—
	6/5/2006	—	—	—	45,000	$14.54	$268,956

Franklin C. West	5/26/2006	$52,500	$175,000	$350,000	—	—	—
	6/5/2006	—	—	—	—	—	—

Donald G. Lacombe	5/26/2006	$22,200	$74,000	$148,000	—	—	—
	6/5/2006	—	—	—	40,000	$14.54	$239,072

J. Blaine David	5/26/2006	$19,425	$64,750	$129,500	—	—	—
	6/5/2006	—	—	—	25,000	$14.54	$126,570

Willie W. Walker	5/26/2006	$19,425	$64,750	$129,500	—	—	—
	6/5/2006	—	—	—	25,000	$14.54	$126,570

(1)	The amounts shown reflect grants of awards under our cash-incentive plan during the fiscal year ended March 31, 2007. In fiscal year 2006, our Compensation Committee established target cash-incentive awards, expressed as a percentage of the officer’s base salary for fiscal year 2007, and individual and company performance measures for the purpose of determining the amount paid out under the cash-incentive plan for each officer for the fiscal year ended March 31, 2007. The amount shown in the “target” column represents the target percentage of each named officer’s base salary for fiscal year 2007. For fiscal year 2007, the target percentages were 60% for Mr. Locke, 40% for Mr. Hibbetts, 50% for Mr. West, 40% for Mr. Lacombe and 35% for Mr. David and Mr. Walker. The amount shown in the “maximum” column represents the maximum amount payable under the cash-incentive plan, which is 200% of the target amount shown. The amount shown in the “threshold” column represents the amount payable under the cash-incentive plan if only the minimum level of company performance is attained, which is 30% of the target amount shown. Please see “Compensation Discussion and Analysis – Annual Incentive Compensation” for more information regarding our cash-incentive plan and the fiscal year 2007 cash-incentive awards and performance measures.
(2)	The amounts included in the “Grant Date Fair Value of Option Awards” column represent the full grant date fair values of the option awards computed in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended March 31, 2007.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning the options held by the named officers which were outstanding as of March 31, 2007.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Wm. Stacy Locke	100,000	—		$3.67	11/19/2013
	—	4,000	(1)	$4.77	1/4/2014
	32,667	65,333	(2)	$14.58	8/17/2015
	—	120,000	(3)	$14.54	6/4/2016

William D. Hibbetts	16,667	—		$3.70	4/20/2013
	35,000	30,000	(4)	$4.77	1/4/2014
	10,000	20,000	(5)	$14.58	8/17/2015
	—	45,000	(6)	$14.54	6/4/2016

Franklin C. West	180,000	—		$3.00	12/19/2011
	60,000	40,000	(7)	$4.77	1/4/2014
	200,000	100,000	(8)	$9.53	1/9/2015

Donald G. Lacombe	40,000	—		$3.70	4/20/2013
	30,000	20,000	(9)	$4.77	1/4/2014
	9,000	18,000	(10)	$14.58	8/17/2015
	—	40,000	(11)	$14.54	6/4/2016

J. Blaine David	4,000	8,000	(12)	$14.58	8/17/2015
	—	25,000	(13)	$14.54	6/4/2016

Willie W. Walker	—	20,000	(14)	$4.77	1/4/2014
	4,000	8,000	(15)	$14.58	8/17/2015
	—	25,000	(16)	$14.54	6/4/2016

(1)	The indicated options are scheduled to vest in installments of 2,000 shares each on January 5, 2008 and January 5, 2009.
(2)	The indicated options are scheduled to vest in installments of 32,666 shares on August 18, 2007 and 32,667 shares on August 18, 2008.
(3)	The indicated options are scheduled to vest in installments of 40,000 shares each on June 5, 2007, June 5, 2008 and June 5, 2009.
(4)	The indicated options are scheduled to vest in installments of 15,000 shares each on January 5, 2008 and January 5, 2009.
(5)	The indicated options are scheduled to vest in installments of 10,000 shares each on August 18, 2007 and August 18, 2008.
(6)	The indicated options are scheduled to vest in installments of 15,000 shares each on June 5, 2007, June 5, 2008 and June 5, 2009.

(7)	The indicated options are scheduled to vest in installments of 20,000 shares each on January 5, 2008 and January 5, 2009.
(8)	The indicated options are scheduled to vest on January 10, 2008.
(9)	The indicated options are scheduled to vest in installments of 10,000 shares each on January 5, 2008 and January 5, 2009.
(10)	The indicated options are scheduled to vest in installments of 9,000 shares each on August 18, 2007 and August 18, 2008.
(11)	The indicated options are scheduled to vest in installments of 13,333 shares on June 5, 2007, 13,333 shares on June 5, 2008 and 13,334 shares on June 5, 2009.
(12)	The indicated options are scheduled to vest in installments of 4,000 shares each on August 18, 2007 and August 18, 2008.
(13)	The indicated options are scheduled to vest in installments of 8,333 shares on June 5, 2007, 8,333 shares on June 5, 2008 and 8,334 shares and June 5, 2009.
(14)	The indicated options are scheduled to vest in installments of 10,000 shares each on January 5, 2008 and January 5, 2009.
(15)	The indicated options are scheduled to vest in installments of 4,000 shares each on August 18, 2007 and August 18, 2008.
(16)	The indicated options are scheduled to vest in installments of 8,333 shares on June 5, 2007, 8,333 shares on June 5, 2008 and 8,334 shares and June 5, 2009.

Option Exercises

The following table summarizes the number and value realized from the exercise of options to acquire shares of our common stock that were exercised during fiscal year 2007 by the named officers:

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Wm. Stacy Locke	2,000	$15,280
William D. Hibbetts	—	—
Franklin C. West	—	—
Donald G. Lacombe	—	—
J. Blaine David	—	—
Willie W. Walker	20,000	$162,400

(1)	Value realized on exercise represents the difference between the exercise price of the stock option and the closing market price of our common stock on the date of exercise. There is no cash compensation at the time options are exercised unless all or a portion of the shares received upon exercise of the option are sold; however Federal income and employment taxes may be payable on the realized value although no cash is received.

POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation that would be payable to each of the named officers in various scenarios involving termination of the named officer’s employment, including following a change in control. The amount of compensation payable to each named officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named officer is shown below. The amounts shown assume that the termination was effective on March 31, 2007 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The actual amounts to be paid out can only be determined at the time of the officer’s separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table. In the event of retirement, death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the discretion to authorize payment (in full or on a prorated basis) of the amount the officer would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables below. As of March 31, 2007, only Mr. West was eligible for retirement (and the table presenting potential payments to Mr. West sets forth the amount of compensation that would be payable to him upon retirement).

Wm. Stacy Locke’s Benefits and Payments Upon Termination as of 3/31/2007	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control) (1)	Involuntary For Cause Termination	Death	Disability
Compensation:
Severance payments	—	$408,000	$1,224,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$98,077
Short-term Incentive	—	—	$1,468,800	—	$279,176	$279,176
Intrinsic Value of Unvested and Accelerated Stock Options	—	$15,840	$31,680	—	—	—

Benefits and Perquisites:
Health Care and Life Insurance Coverage	—	$4,699	$4,699	—	—	—
Life Insurance Proceeds	—	—	—	—	$300,000	—
Disability Benefits	—	—	—	—	—	—
Accrued Vacation Pay	$31,385	$31,385	$31,385	$31,385	$31,385	$31,385

Total	$31,385	$459,924	$2,760,564	$31,385	$610,561	$408,638

3/31/2007 stock price	$12.69

(1)	No reduction in payment necessary to avoid excise tax under IRC Code Section 280(G)

Franklin C. West’s Benefits and Payments Upon Termination as of 3/31/2007	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination (Non- Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control) (1)	Involuntary For Cause Termination	Death	Disability
Compensation:
Severance payments	—	—	$350,000	$1,050,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	—	$60,578
Short-term Incentive	—	$192,208	—	$1,050,000	—	$192,208	$192,208
Intrinsic Value of Unvested and Accelerated Stock Options	—	—	$474,400	$632,800	—	—	—

Benefits and Perquisites:
Health Care and Life Insurance Coverage	—	—	$4,594	$4,594	—	—	—
Life Insurance Proceeds	—	—	—	—	—	$300,000	—
Disability Benefits	—	—	—	—	—	—	—
Accrued Vacation Pay	$26,923	$26,923	$26,923	$26,923	$26,923	$26,923	$26,923

Total	$26,923	$219,131	$855,917	$2,764,317	$26,923	$519,131	$279,709

3/31/2007 stock price	$12.69

(1)	No reduction in payment necessary to avoid excise tax under IRC Code Section 280(G)

William D. Hibbetts’ Benefits and Payments Upon Termination as of 3/31/2007	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability
Compensation:
Severance payments	—	$210,000	$630,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$38,364
Short-term Incentive	—	—	$504,000	—	$83,764	$83,764
Intrinsic Value of Unvested and Accelerated Stock Options	—	$118,800	$237,600	—	—	—

Benefits and Perquisites:
Health Care and Life Insurance Coverage	—	$4,342	$4,342	—	—	—
Life Insurance Proceeds	—	—	—	—	$210,000	—
Disability Benefits	—	—	—	—	—	—
Accrued Vacation Pay	$12,923	$12,923	$12,923	$12,923	$12,923	$12,923

Total	$12,923	$346,065	$1,388,865	$12,923	$306,687	$135,051

280(G) Estimated Cap Amount for Involuntary or Good Reason Termination (Following Change in Control)			$650,391

3/31/2007 stock price	$12.69

Donald G. Lacombe’s Benefits and Payments Upon Termination as of 3/31/2007	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability (1)
Compensation:
Severance payments	—	$185,000	$555,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$33,798
Short-term Incentive	—	—	$444,000	—	$81,007	$81,007
Intrinsic Value of Unvested and Accelerated Stock Options	—	$79,200	$158,400	—	—	—

Benefits and Perquisites:
Health Care and Life Insurance Coverage	—	$4,297	$4,297	—	—	—
Life Insurance Proceeds	—	$0	—	—	$185,000	—
Disability Benefits	—	—	—	—	—	$300,000
Accrued Vacation Pay	$7,827	$7,827	$7,827	$7,827	$7,827	$7,827

Total	$7,827	$276,324	$1,169,524	$7,827	$273,834	$422,632

280(G) Estimated Cap Amount for Involuntary or Good Reason Termination (Following Change in Control)			$946,514

3/31/2007 stock price	$12.69

(1)	Long-term disability payments terminate after five years

J. Blaine David’s Benefits and Payments Upon Termination as of 3/31/2007	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control) (1)	Involuntary For Cause Termination	Death	Disability
Compensation:
Severance payments	—	$92,500	$277,500	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$26,683
Short-term Incentive	—	—	$194,250	—	$72,412	$72,412
Intrinsic Value of Unvested and Accelerated Stock Options	—	—	—	—	—	—

Benefits and Perquisites:
Health Care and Life Insurance Coverage	—	$2,148	$2,148	—	—	—
Life Insurance Proceeds	—	—	—	—	$185,000	—
Disability Benefits	—	—	—	—	—	—
Accrued Vacation Pay	$14,231	$14,231	$14,231	$14,231	$14,231	$14,231

Total	$14,231	$108,879	$488,129	$14,231	$271,643	$113,326

3/31/2007 stock price	$12.69

(1)	No reduction in payment necessary to avoid excise tax under IRC Code Section 280(G)

Willie W. Walker’s Benefits and Payments Upon Termination as of 3/31/2007	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability (1)
Compensation:
Severance payments	—	$92,500	$277,500	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$32,019
Short-term Incentive	—	—	$194,250	—	$72,412	$72,412
Intrinsic Value of Unvested and Accelerated Stock Options	—	—	$158,400	—	—	—

Benefits and Perquisites:
Health Care and Life Insurance Coverage	—	$2,148	$2,148	—	—	—
Life Insurance Proceeds	—	—	—	—	$185,000	—
Disability Benefits	—	—	—	—	—	$300,000
Accrued Vacation Pay	$14,231	$14,231	$14,231	$14,231	$14,231	$14,231

Total	$14,231	$108,879	$646,529	$14,231	$271,643	$418,662

280(g) Estimated Cap Amount for Involuntary or Good Reason Termination (Following Change in Control)			$632,716

3/31/2007 stock price	$12.69

(1)	Long-term disability payments terminate after five years

The terms for the payments for involuntary not-for-cause termination (non-change in control) and for involuntary or good reason termination (following a change in control) are outlined in the Severance Agreement section of the Compensation Discussion and Analysis. In the event of a change in control termination, if the termination qualified as (i) a change in ownership or effective control or (ii) a change in ownership of a substantial portion of our assets, in either case as defined in Section 280G of the Internal Revenue Code, then severance payments and benefits paid to our executive officers would be capped so as to avoid imposition of an excise tax under Section 4999 of the Internal Revenue Code. This cap would limit total severance payments and benefits paid to three times the individual’s base amount, which is generally the average annual compensation received by the participant for the five years immediately prior to the change in control. In cases of death, disability and normal retirement, an officer (or his estate) will be entitled to the annual incentive. If an officer voluntarily terminated employment or was fired for cause between March 31, 2007 and the payment of the annual incentive, then the officer would not receive that award. The named officers are entitled to vacation accrued only for voluntary terminations and terminations for cause. The short-term disability plan pays up to 90 days. The payments are 100% a week for the equivalent of each full year of the executive’s service and 50% for each subsequent week. The long-term disability plan pays 60% of an officer’s salary up to $5,000 per month for up to five years. The long-term disability plan is optional and plan premiums are paid for by the officer that chooses to participate. The life insurance plan pays the beneficiary an amount equal to the applicable officer’s annual salary up to a maximum of $300,000.

Compensation Committee Interlocks and Insider Participation

Messrs. Bunch, Burkhardt, Tidwell, Thompson and Harness served on our Compensation Committee during fiscal 2007. Mr. Harness replaced Mr. Tidwell as a Compensation Committee member on October 1, 2006. No member of the Compensation Committee (1) was an officer or employee of our company or a subsidiary of our company during that period, (2) was formerly an officer of our company or a subsidiary of our company or (3) had any relationship required to be disclosed in this proxy statement pursuant to Item 404 of Regulation S-K.

During fiscal 2007, none of our named officers served as (1) a member of a compensation committee of another company, one of whose executive officers served on our Compensation Committee; (2) a director of another company, one of whose executive officers served on our Compensation Committee; or (3) a member of a compensation committee of another company, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board of directors reviews any transaction in which (1) we or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any of their immediate family members or any (2) nominee for director or a holder of more than 5% of our common stock, on the other hand, is a participant and the amount of the transaction exceeds $120,000. Our chief financial officer is primarily responsible for the development and implementation of processes and controls to obtain information from directors and officers with respect to any such related-party transaction, including information provided to management in the annual directors and officers questionnaires. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by our board of directors.

Except as set forth in this proxy statement, none of our directors or executive officers and no holder of more than 5% of the outstanding shares of our common stock, and no member of the immediate family of any such director, officer or security holder, to our knowledge, had any material interest in any transaction during the fiscal year ended March 31, 2007, or in any currently proposed transaction, to which we or any of our subsidiaries was or is a party in which the amount involved exceeds $120,000.

None of our directors or executive officers who has served in such capacity since February 1, 2006 or any associate of any such director or officer, to the knowledge of our executive officers, has any material interest in any matter proposed to be acted on at the 2007 Annual Meeting of Shareholders, other than as described in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. All required filings for fiscal 2006 were made on a timely basis.

In making these disclosures, we relied solely on written statements of directors, executive officers and shareholders, and copies of the reports that they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the board of directors of Pioneer Drilling Company:

The Audit Committee of Pioneer Drilling Company’s board of directors is comprised of the four directors named below. Each member of the Audit Committee is an independent director, as defined by applicable Securities and Exchange Commission rules and American Stock Exchange listing standards. We met five times during the fiscal year ended March 31, 2007. We reviewed with management and KPMG LLP, Pioneer Drilling Company’s independent registered public accounting firm, the interim financial information included in Pioneer Drilling Company’s quarterly reports on Form 10-Q for the periods ended June 30, 2006, September 30, 2006 and December 31, 2006, respectively, prior to their being filed with the Securities and Exchange Commission. In addition, we reviewed all of Pioneer Drilling Company’s earnings releases in fiscal 2007 with management and KPMG LLP prior to the public release of those earnings releases. We have reviewed and discussed with management and KPMG LLP Pioneer Drilling Company’s audited financial statements as of and for the year ended March 31, 2007.

In addition, we have discussed with KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have also reviewed and discussed with management and KPMG LLP management’s report and KPMG LLP’s report and attestation on internal control over financial reporting for the fiscal year ended March 31, 2007 in accordance with Section 404 of the Sarbanes-Oxley Act.

We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with KPMG LLP its independence from Pioneer Drilling Company.

Based on the reviews and discussions referred to above, we recommended to the board of directors of Pioneer Drilling Company that the audited financial statements referred to above be included in Pioneer Drilling Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007 filed with the Securities and Exchange Commission.

The Audit Committee

James M. Tidwell, Chairman
C. Robert Bunch
Dean Burkhardt
C. John Thompson

PROPOSAL 2

APPROVAL OF PIONEER DRILLING COMPANY 2007 INCENTIVE PLAN

On June 15, 2007, our board of directors adopted the 2007 Incentive Plan, effective upon shareholder approval. Our board of directors believes the 2007 Incentive Plan will be important in achieving the benefits arising from ownership of its shares of common stock by our corporate officers, key employees, consultants and directors. The 2007 Incentive Plan is an important part of our officer, key employee, consultant and director compensation program and will help us attract and retain officers, key employees, consultants and directors. Share ownership through the 2007 Incentive Plan will encourage their sense of proprietorship and create additional incentives to use their best efforts to achieve our long-term success. The following description of the 2007 Incentive Plan is a summary of certain provisions and is qualified in its entirety by reference to the 2007 Incentive Plan, which is attached to this proxy statement as Annex A.

Summary of the 2007 Incentive Plan

The 2007 Incentive Plan is designed to attract and retain officers, key employees, consultants and qualified directors, to encourage the sense of proprietorship of such employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of our company and its subsidiaries. The 2007 Incentive Plan is administered by the Compensation Committee. The 2007 Incentive Plan provides for various types of awards to be granted to participants. Under the 2007 Incentive Plan, options to purchase shares of our common stock and stock appreciation rights may be granted, but exercise prices can be no less than the fair market value of a share of our common stock on the date of grant. In addition, the 2007 Incentive Plan permits grants of shares of our common stock or of rights to receive shares of our common stock, or cash or a combination of both, including restricted, unrestricted, performance and phantom stock, on such terms as the Compensation Committee may determine. The 2007 Incentive Plan also provides for cash or stock bonus awards based on objective performance goals pre-established by the Compensation Committee. Options and stock appreciation rights must have fixed terms no longer than ten years; restricted stock that is not performance-based must be restricted for at least three years, and earlier vesting of stock awards is generally limited to death, disability, retirement or change in control events. 2007 Incentive Plan shares can be used as the form of payment for any other compensation payable by us.

Shares Reserved. The 2007 Incentive Plan currently provides for a maximum of 3,000,000 shares of our common stock as to which awards may be granted (of which 1,000,000 are authorized for awards other than options or stock appreciation rights). For additional information on awards made and shares reserved under all of our equity compensation plans, please see “Equity Compensation Plan Information” below. The number of shares of our common stock available for issuance under the 2007 Incentive Plan shall be reduced by the number of shares subject to options or stock appreciation rights exercised and the number of shares awarded, and will not be increased by any shares tendered in payment of an option exercise price or for tax withholding for any award. As of June 18, 2007, the closing price per share of our common stock on the American Stock Exchange was $15.14.

Selection of Participants. The Compensation Committee selects the participants and determines the number and type of awards to be granted to each such participant. Participants who may be granted awards under the 2007 Incentive Plan include any officer, employee or consultant of our company or any of its subsidiaries and any nonemployee director of our company. As of June 1, 2007, we had approximately 1,700 employees, including four executive officers, and five nonemployee directors.

Awards may be granted as alternatives to or in replacement of (a) awards outstanding under our 2003 Stock Plan or any other plan or arrangement of ours, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by us; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price, without shareholder approval. The Compensation Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, and in addition may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred share equivalents.

Stock Options. The Compensation Committee determines, in connection with each option granted to officers, employees, consultants or nonemployee directors, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of our common stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended (the “Code”), or a nonqualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2007 Incentive Plan. Incentive stock options may not be granted to consultants or nonemployee directors. The term of an option may not exceed ten years from the date of grant. Three million of the shares available under the 2007 Incentive Plan may be used for grants of incentive stock options.

Stock Appreciation Rights. The Compensation Committee is authorized to grant stock appreciation rights, or SARs, to employees and nonemployee directors. Every SAR entitles the participant, on exercise of the SAR, to receive shares of common stock with a value equal to the excess of the market value of a specified number of shares of common stock at the time of exercise, over the exercise price established by the Compensation Committee. The term of any SAR may not exceed ten years from the date of grant. SARs may be granted in tandem with options, subject to such terms and restrictions as established by the Compensation Committee.

Stock Awards and Cash Awards. In addition, the 2007 Incentive Plan authorizes the Compensation Committee to grant employees and nonemployee directors stock awards consisting of shares of our common stock or of a right to receive shares of our common stock, or their cash equivalent or a combination of both, in the future and cash bonuses payable solely on account of the attainment of one or more objective performance goals that have been pre-established by the Compensation Committee. Such awards may be subject to such terms and conditions, restrictions and contingencies, not inconsistent with the 2007 Incentive Plan, as may be determined by the Compensation Committee. Among other things, stock awards can be, and cash bonuses that qualify as cash awards under the 2007 Incentive Plan must be, conditioned on the achievement of single or multiple performance goals. Any stock award which is not conditioned on the achievement of any performance goals will have a minimum restriction period of three years, provided that awards may vest ratably over such period. Any stock award which is conditioned on the achievement of any performance goals will have a minimum restriction period of one year.

Award Limits. No participant may be granted, in any one-year period, options or SARs that are exercisable for more than 400,000 shares of our common stock, stock awards covering more than 200,000 shares of our common stock, or a combination of cash and other awards other than options and SARs having a value greater than $3,000,000.

Performance Awards. Any award available under the 2007 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and are subject to such terms, conditions and restrictions as the Compensation Committee or its delegate will determine. Performance awards granted under the 2007 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) must be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. The performance goals may be cumulative, annual or end-of-performance-period goals, relative to a peer group or based on increases or changes relative to stated values and based on any one or more of the following measures:

•	increased revenue;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	price per share of common stock;

•	market share;

•	net earnings;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	earnings before interest, taxes and amortization (“EBITA”);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt-to-equity ratio;

•

cash flow measures (including cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels);

•

return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•

operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, revenue volumes, operating efficiency, rig fleet day rates and rig fleet utilization);

•	expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	margins;

•	shareholder value;

•	proceeds from dispositions;

•	total market value;

•	reliability;

•	productivity;

•	corporate values measures (including ethics compliance, environmental and safety); and

•	debt reduction.

Unless otherwise stated, such a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group or limiting economic losses (measured, in each case, by reference to specific business criteria).

Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2007 Incentive Plan to enable the Compensation Committee to make awards that qualify as qualified performance-based compensation under Code Section 162(m). The Compensation Committee can satisfy those requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by our shareholders. Although the Compensation Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of Section 162(m) would enable us to take a tax deduction for such compensation that we might not otherwise be able to take.

Nonemployee Director Awards. On becoming a director, each nonemployee director of ours will be granted a fully vested nonqualified option to purchase 10,000 shares of common stock and, as of the close of business on the date of our annual meeting of shareholders for each year after the year in which the Plan is approved by our shareholders, each nonemployee director then serving will be granted a fully vested nonqualified option to purchase 10,000 shares of common stock. Our board of directors may, in its discretion, determine to increase, from time to time, the number of shares subject to such options awarded after such determination, provided that any such increase in any single calendar year does not exceed 10,000 shares per each grant. Each nonemployee director’s option shall expire five years from the date of grant. Additionally, the Compensation Committee may grant a nonemployee director an award in accordance with the same terms governing all other awards to employees under the 2007 Incentive Plan. Any award granted to a nonemployee director will be embodied in an award agreement, which will be signed by the nonemployee director to whom the award is granted and by an authorized officer for and on behalf of us. Effective upon shareholder approval of the 2007 Incentive Plan, we will amend our 2003 stock plan to eliminate the similar provisions under that plan which currently provide for annual, automatic grants of stock options to our nonemployee directors.

Adjustments. In the event of a corporate transaction involving us (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), our board of directors will make appropriate adjustments to (1) the number of shares of our common stock covered by awards in the form of common stock or units denominated in common stock, (2) the exercise or other price in respect of such awards, and (3) the appropriate fair market value and other price determinations for such awards, (4) the number of shares of our common stock covered by awards to directors automatically granted, and (5) the award limits, to give effect to such transaction; provided that such adjustments will only be as necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of such awards. Outside of such a corporate transaction context, no award under the 2007 Incentive Plan may be repriced, replaced, regranted or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the award.

Duration; Plan Amendments. The 2007 Incentive Plan has a term of ten years from the date of shareholder approval. Our board of directors may at any time amend, suspend or terminate the 2007 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee’s written consent or make any amendment without shareholder approval, to the extent such shareholder approval is required by applicable law or the exchange on which the shares are traded.

Applicability of ERISA; Tax Qualification. The 2007 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.

Certain Federal Income Tax Consequences of Awards Under the 2007 Incentive Plan

The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, nonqualified stock options, SARs, stock awards and cash awards under the 2007 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations, which may apply, based on the circumstances of a particular participant under the 2007 Incentive Plan.

Options. Some of the options issuable under the 2007 Incentive Plan may constitute “incentive stock options” within the meaning of Code Section 422, while other options granted under the 2007 Incentive Plan will be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment of nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the underlying shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the underlying shares on the date of exercise and the exercise price. On any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding period expires), whereas on exercise of a nonqualified stock option, we are entitled to a deduction in an amount equal to the income recognized by the optionee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment applicable to incentive stock options. Any such option would be treated as a nonqualified stock option instead.

Stock Appreciation Rights. The fair market value of any shares of our common stock received by the holder on the exercise of SARs under the 2007 Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Stock Awards. A grant of shares of our common stock or a cash equivalent that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. We would be entitled to a corresponding deduction at that time for the amount included in the recipient’s income.

Generally, a grant of shares of our common stock under the 2007 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to us in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election pursuant to Code Section 83(b) within 30 days after the date of the grant. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient’s income in the year in which that amount is so included.

Cash Awards. Cash awards are taxable income to the recipient for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Other. In general, a federal income tax deduction is allowed to us in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2007 Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of ours, that such amount is reasonable, and that the qualified performance-based compensation requirements of Code Section 162(m) are satisfied.

A participant’s tax basis in vested shares purchased under the 2007 Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins just after the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Section 409A. Code Section 409A applies to nonqualified deferred compensation arrangements and imposes significant penalties for noncompliance. Specifically, if the deferred compensation arrangement does not comply with Section 409A, deferred amounts will be taxed currently at the participant’s marginal rate, interest is assessed at the Internal Revenue Service (“IRS”) underpayment rate plus 1%, measured from the later of the deferral date or vesting date, and a penalty is assessed equal to 20% of the taxable amount of compensation. We intend that any awards under the Plan will either be exempt from or satisfy the requirements of Section 409A.

Estimated Benefits

Because it is within the discretion of the Compensation Committee to determine which individuals receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2007 Incentive Plan or the amounts of such awards. Although not necessarily indicative of future awards that may be made under the 2007 Incentive Plan, information regarding option grants in the fiscal year ended March 31, 2007 can be found above under the heading “Executive Compensation - Option Grants in Last Fiscal Year.”

Each nonemployee director, subject to shareholder approval of the 2007 Incentive Plan, will receive a fully vested nonqualified option to purchase 10,000 shares of common stock each year, beginning in 2008, at which point the automatic grant under the 2003 Stock Plan will cease.

Equity Compensation Plan Information

The following table summarizes, as of March 31, 2007, the indicated information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans. These plans use or are based on shares of our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price per share of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,946,500	$9.29	1,228,333
Equity compensation plans not approved by security holders	—	—	—

Total	1,946,500	9.29	1,228,333

In May and June 2007, we granted 854,500 options to purchase our common stock to 47 employees and officers and to five non-employee directors.

Vote Required

Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the shareholders that vote for or against or expressly abstain from voting is necessary to approve the 2007 Incentive Plan. The enclosed form of proxy provides a means for you to vote for, to vote against or to abstain from voting with respect to the approval of the 2007 Incentive Plan. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, in favor of the approval of the 2007 Incentive Plan. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the approval of the 2007 Incentive Plan, and a broker non-vote will not have any effect on the vote. Our board of directors unanimously recommends a vote “FOR” the approval of the 2007 Incentive Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2008. Although shareholder ratification is not required, the board has directed that such appointment be submitted to the shareholders for ratification at the annual meeting. KPMG LLP has served as our independent public accountants since 1979. Representatives of KPMG LLP will be present at the meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the shareholders that vote for or against or expressly abstain from voting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008. The enclosed form of proxy provides a means for you to vote for, to vote against or to abstain from voting with respect to the ratification of selection of the independent registered public accounting firm. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, in favor of the ratification of the selection of KPMG LLP as our independent registered public accounting firm. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the ratification of the appointment of our independent registered public accounting firm, and a broker non-vote will not have any effect on the vote.

Principal Accounting Fees and Services

Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements, audit of our internal control over financial reporting and review of financial statements included in our Form 10-Qs were $370,000 in fiscal 2007 and $370,000 in fiscal 2006.

Audit-Related Fees. There were no fees billed for assurance or related services to us by KPMG LLP that were related to the performance of the audit or review of our financial statements and not reported in Audit Fees above in fiscal 2007, and the aggregate of such fees in fiscal 2006 was $35,970. The fiscal 2006 audit-related fees were for accounting services related to other public filings and acquisitions.

Tax Fees. There were no fees billed for professional services rendered to us by KPMG LLP for tax compliance, tax advice or tax planning in either fiscal 2007 or fiscal 2006.

All Other Fees. There were no fees billed by KPMG LLP for products or services provided to us by KPMG LLP in either fiscal 2007 or fiscal 2006 other than the services reported in Audit Fees above.

Audit Committee’s Pre-Approval Policies and Procedures. The audit committee has established a policy for the pre-approval of audit and non-audit services performed for us by the independent auditors, which also specifies the types of services that the independent auditors may and may not provide to us. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services, such as due diligence services pertaining to potential business acquisitions and dispositions, and may also include other services. At the present time, we use a third party other than KPMG LLP to prepare our tax returns and assist with tax-compliance issues. The term of any pre-approval is 12 months and is generally subject to certain specific budgeted amounts or ratios, as determined by the audit committee. The audit committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services which were addressed in the pre-approval, but which exceed pre-approved cost levels or budgeted amounts, will also require specific pre-approval by the audit committee. The audit committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for services performed to date.

During fiscal 2007, no pre-approval requirements were waived pursuant to the limited waiver provisions in applicable rules of the SEC.

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent auditors of Pioneer Drilling Company for the fiscal year ending March 31, 2008.

EXPENSES RELATED TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal calls without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners. We estimate these expenses to be approximately $50,000.

OTHER INFORMATION

Date for Submission of Shareholder Proposals

Under rules the SEC has established, any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2008 Annual Meeting of Shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, so that we receive that notice by no later than February 26, 2008, unless the date of our 2008 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2007 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2008 Annual Meeting of Shareholders. If you submit a shareholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. In general, the procedure provides that shareholders must submit proposals to us in writing containing certain information specified in our bylaws not earlier than 180 days and not less than 90 days prior to the first anniversary of our preceding year’s annual meeting. Accordingly, in order to be brought before our 2008 Annual Meeting of Shareholders, any such proposal must be submitted so that we receive the proposal no earlier than February 5, 2008 and no later than the close of business on May 5, 2008. Shareholders should submit any such proposals to our Corporate Secretary at Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. These requirements are in addition to the SEC’s requirements that a shareholder must comply with to have a shareholder proposal included in our proxy statement.

Shareholder Communications

Our board of directors has provided for a process for shareholders to send communications to the board of directors. Any shareholder can send communications to the board by mail as follows:

Board of Directors of Pioneer Drilling Company

c/o Corporate Secretary

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

All shareholder communications will be relayed to all board members. Communications from an officer or director of the Company will not be viewed as shareholder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as shareholder communications for purposes of the procedure only if those communications are made solely in such employee’s or agent’s capacity as a shareholder.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares though a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, telephone number (210) 828-7689. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2006 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Other Matters

Our board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will have discretion to vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

By Order of the Board of Directors

William D. Hibbetts
Corporate Secretary

San Antonio, Texas

June 25, 2007

Annex A

PIONEER DRILLING COMPANY

2007 INCENTIVE PLAN

1. Plan. This 2007 Incentive Plan of Pioneer Drilling Company (this “Plan”) was adopted by Pioneer Drilling Company, a Texas corporation (the “Company”), to reward certain corporate officers, key employees, consultants and directors of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.

2. Objectives. This Plan is designed to attract and retain officers, key employees and consultants of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such officers, employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $0.10 per share, of the Company.

“Director” means an individual serving as a member of the Board.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the National Quotation Bureau Incorporated, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Participant” means an Employee, consultant or Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee, which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be Stock Awards or Cash Awards.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

(a) Employees. Employees eligible for Awards under this Plan are: (i) the officers of the Company; and (ii) those other employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

(b) Consultants. Consultants eligible for Awards under this Plan are those consultants to the Company or Subsidiaries whose performance, in the judgment of the Committee, can have or have had a significant effect on the success of the Company and its Subsidiaries.

(c) Directors. Directors eligible for Awards under this Plan, in their capacities as Directors, are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).

5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 3,000,000 shares of Common Stock. In the discretion of the Committee, all 3,000,000 shares of Common Stock may be granted as Incentive Options. No more than 1,000,000 shares of Common Stock shall be available under this Plan for Awards other than

Options or SARs. Additionally, the number of shares of Common Stock that are the subject of Awards under this Plan, that are cancelled, forfeited, terminated or expire unexercised, shall again immediately become available for Awards hereunder. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or SARs exercised. The number of shares reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares upon the exercise of an Option as described in paragraph 11 or (ii) any shares deducted from an Award payment in connection with the Company’s tax withholding obligations as described in paragraph 12. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(c) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date. The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b) Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Awards. No Award may be repriced, replaced, regranted through cancellation or modified without shareholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Award.

7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

8. Awards. (a) Except as otherwise provided in paragraph 9 hereof pertaining to Awards to Nonemployee Directors, the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to Nonemployee Directors. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Award may be in the form of an SAR. The strike price for an SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of an SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant, provided that (i) the Committee may provide for earlier vesting following a change in control or other specified events involving the Company or upon an Employee’s termination of employment by reason of death, disability or retirement, (ii) such three-year minimum Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (iii) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period.

(iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change in control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees or Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Section 162(m) of the Code prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	increased revenue;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	price per share of Common Stock;

•	market share;

•	net earnings;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	earnings before interest, taxes and amortization (“EBITA”);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•

cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels);

•

return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•

operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; net operating profit after tax, revenue volumes, operating efficiency, rig fleet day rates and rig fleet utilization);

•	expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	margins;

•	shareholder value;

•	proceeds from dispositions;

•	total market value;

•	reliability;

•	productivity;

•	corporate values measures (including ethics compliance, environmental, and safety) and

•	debt reduction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Participant may be granted, during any one-year period, Awards consisting of Options or SARs that are exercisable for more than 400,000 shares of Common Stock;

(ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 200,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-based Awards Limitations”); and

(iii) no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $3,000,000.

9. Awards to Nonemployee Directors.

(a) Upon becoming a Director, each Nonemployee Director shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock, and as of the close of business on the date on which the Company’s regular annual meeting of shareholders is held for each year after the year in which the Plan is approved by the shareholders of the Company, each Nonemployee Director then serving shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock (individually, a “Nonemployee Director’s Option,” and collectively, “Nonemployee Directors’ Options”). The Board may, in its discretion, determine to increase, from time to time, the number of shares subject to Nonemployee Directors’ Options awarded after such determination, provided that any such increase in any single calendar year shall not exceed 10,000 shares per Nonemployee Director’s Option. Each Nonemployee Director’s Option shall expire five years from the date of grant; otherwise, a Nonemployee Director’s Option shall not be subject to forfeiture or termination. Upon the termination of the Plan or the unavailability of shares of Common Stock for issuance under the Plan, no additional Nonemployee Directors’ Options shall be granted pursuant to this sub-paragraph.

(b) Additionally, the Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.

10. Award Payment; Dividends; Substitution.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of

Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the applicable requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

12. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.

14. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock-based Award Limitations described in paragraph 8(b) hereof, (v) the number of shares of Common Stock covered by Awards to Directors granted pursuant to paragraph 9 hereof, and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Awards to Directors automatically granted pursuant to paragraph 9 hereof and (v) the Stock-based Award Limitations described in paragraph 8(b) hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20. No Right to Employment or Directorship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in the Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Director for re-election by the Company’s shareholders.

21. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22. Effectiveness. This Plan shall be effective upon the approval by the holders of a majority of shares of votes entitled to vote on the approval of this Plan and who vote for or against or expressly abstain from voting with respect to the approval of this Plan at the 2007 annual meeting of the Company’s shareholders to be held on August 3, 2007 or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder shall be null and void. Notwithstanding the foregoing, the Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Company approve the Plan, unless sooner terminated by action of the Board.

IN WITNESS WHEREOF, Pioneer Drilling Company has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

PIONEER DRILLING COMPANY

By:
William D. Hibbetts
Corporate Secretary

(Front of Card)

PIONEER DRILLING COMPANY

Proxy for the Annual Meeting of Shareholders

to be Held on August 3, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wm. Stacy Locke and William D. Hibbetts, and each of them, with full power of substitution and resubstitution, to represent the undersigned and to vote all the shares of common stock of Pioneer Drilling Company, a Texas corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on August 3, 2007 and at any adjournment or postponement thereof (1) as hereinafter specified on the proposals listed on the reverse side hereof and as more particularly described in the Proxy Statement of the Company dated June 25, 2007 (the “Proxy Statement”) and (2) in their discretion on such other matters as may properly come before the meeting.

Every properly signed proxy that is returned prior to the meeting will be voted in accordance with the specifications made thereon. If not otherwise specified, the shares represented by this proxy will be voted (1) FOR the nominee listed in Proposal 1, (2) FOR the approval of the Pioneer Drilling Company 2007 Incentive Plan referred to in Proposal 2, and (3) FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2008, as set forth in Proposal 3.

The undersigned hereby acknowledges receipt of the Company’s Annual Report for the fiscal year ended March 31, 2007 and its Notice of 2007 Annual Meeting of Shareholders and the related Proxy Statement.

(Back of Card)

Please mark, sign and date your Proxy Card

and promptly return it in the enclosed envelope.

ANNUAL MEETING OF SHAREHOLDERS

PIONEER DRILLING COMPANY

August 3, 2007

Please fold and detach here.

☒	Please mark votes in blue or black ink, as in this example.

The board of directors recommends a vote FOR each of the following proposals:

PROPOSAL 1. To elect the nominee listed below to the board of directors of Pioneer Drilling Company to serve until his successor is elected and qualified.

☐	FOR the nominee listed at right	☐	WITHHOLD AUTHORITY to vote for the nominee listed at right	NOMINEE: C. Robert Bunch

PROPOSAL 2. To approve the Pioneer Drilling Company 2007 Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 3. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

In their discretion, the proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company’s 2007 Annual Meeting of Shareholders and related to the shares of common stock covered hereby.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date:	Signature:

Date:	Signature:

NOTE: Please sign exactly as your name(s) appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. If a corporation, please print full corporation name and have authorized officer sign and indicate title. If a partnership, please print partnership name and have authorized person sign and indicate title.